Exhibit 4.31

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS SUBCONTRACT MODIFICATION 0003

Subcontract No.: 200-2002-00010(BXTR)

Modification No.: 0003

Effective Date: December 20, 2002

Subcontractors:	Baxter Healthcare SA	Baxter Healthcare Corporation
	Hertistrasse 2	One Baxter Parkway
	CH-8304 Wallisellen, Switzerland	Deerfield, IL 60015

Description of Modification:
(1)	Allows for orders up to 3.0 million kits (300,000,000 doses),
(2)	Extends the ordering period to December 31, 2003,
****	Increases the ******** and transportation temperature for vaccine from ********
(3)	Changes the size of the case of bifurcated vaccinating needles from 5,600 per case to 5,000 per case.

Authority for, and type of, modification: Bilateral Supplemental Agreement

Total Subcontract value change: $0.00 Changes to Subcontract:

Deletes	Subcontract Sections A.1, A.2, B, C (Items 0001 and 0003), and G.8
Adds	The attached modified Subcontract Sections A.1, A.2, B, C (Items 0001 and 0003), and G.8.

RELEASE OF CLAIMS
In consideration of the modifications made above, this Modification is in full settlement of any Subcontractors right to equitable adjustment as the result of the changes made herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS, INC.	For: BAXTER HEALTHCARE S.A. and BAXTER HEALTHCARE CORPORATION

******** ********	******** ********

******** ********	******** ********

Execution Date December 20, 2002	Execution Date December 20, 2002

Modification 0003

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Section A – Introduction

A.1	BACKGROUND

The United States Government has recognized the need to maintain a stockpile of smallpox vaccine to deal with the consequences if smallpox virus were used as a terrorist weapon against the civilian population. The Department of Health and Human Services (DHHS), Centers for Disease Control and Prevention (CDC), National Center for Infectious Diseases (NCID), has awarded Acambis Inc. a contract to develop, license, manufacture, and create a stockpile of vaccine, in quantities as may be ordered by the Government, within the shortest time possible, but for the initial order not later than December 31, 2002 and for subsequent orders within a time to be negotiated at the time of order.

A.2	PURPOSE

The purpose of this Subcontract is for Contractor to purchase crude bulk vaccine from the 1st Subcontractor sufficient to produce an estimated 155 million doses of such vaccine (with a maximum total quantity of 300 million doses), as an investigational new drug (“IND”). After Contractor processes the crude bulk vaccine, the Contractor shall provide to 2nd Subcontractor finished lyophilized vaccine, diluent, and certain materials (“components”) necessary for the 2nd Subcontractor to assemble various components into 100-dose kits ********

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Section B – Schedule of Subcontract ITEMs/Prices

ITEM	Description	Estimated	Unit	Estimated
		Quantity	Price	Total Amount

0001 –	Bulk Vaccine/Partial Kit Assembly
-Preliminary kit (IND)(initial order)**

	0001A Crude Bulk Vaccine	155,000,000 doses	********	********

	0001B Partial Kit Assembly	1,550,000 Kits*	********	********

0002 –	Bulk Vaccine/Partial Kit Assembly
-Preliminary kit (IND)**

	0002A Crude Bulk Vaccine	********	********	********

	0002B Partial Kit Assembly	********	********	********

*Orders for ITEMs 0001 and 0002 combined shall not exceed 3.0 million kits or 300 million doses.

** Unit Price/Kit under ITEMs 0001 and 0002 consists of two parts: (1) the selling price of the bulk vaccine delivered to Contractor for further processing by the Contractor into lyophilized 100-dose vials to be used as a component of the kits to be assembled under this Subcontract and (2) the charges for kit components not furnished by Contractor and partial kit assembly. For ITEM 0001A, the bulk vaccine-selling price is ******* at ******** doses ******** kits). For ITEM 0002A, additional orders shall be at ********) up to a total of ******** doses ordered, in the aggregate, for ITEMs 0001A and 0002A; and ******** for total doses ordered in the aggregate exceeding ******** doses. The charges for kit components not furnished by Contractor and partial kit assembly under ITEMs 0001B and 0002B is ********

Title, Risk of Loss and Invoices for Crude Bulk Vaccine

1.     The ******** shall, with at least ten (10) working days advance notice to the Contractor, ship crude bulk vaccine conforming to the Subcontract requirements from ********to ******** Each lot of crude bulk vaccine shipped to Contractor shall be accompanied with a Certificate of Conformance (Section J, Attachment B) to the effect that shipped crude bulk vaccine conforms to Subcontract requirements.

2.     Legal title to such crude bulk vaccine shall pass to the Contractor upon shipment ******** however, due to the sensitive nature of the crude bulk vaccine and the 1st Subcontractor’s transportation and logistics capabilities, the ******** shall continue to be responsible for and bear all risks of loss or damage to the crude bulk vaccine, cost of insurance, freight and transportation until Contractor’s receipt of such crude bulk vaccine at Contractor’s facility ********. Upon Contractor’s receipt of each shipment of crude bulk vaccine, Contractor shall thereafter assume all future risks of loss or damage to such vaccine when the vaccine is processed, returned, and received ********

3.     Contractor shall obtain, at its own risk and expense, any import license or other official authorization and carry out, where applicable, all customs formalities for the import of the goods. Under Paragraph H.26, 1st Subcontractor shall assist the Contractor in obtaining such import license or other authorizations necessary for the import of the crude bulk vaccine.

4.     The ******** shall submit an invoice for each lot of crude bulk vaccine (exclusive of pilot lots) shipped from ******** to ******** for manufacture of kits under Subcontract Item(s) 0001 and/or 0002. Initially, such invoices shall be based upon the assumption that each lot of crude bulk vaccine delivered to Contractor, shall yield ******** after down-stream processing, purification, and lyophilization. (For example, under ITEM 0001A, ********. Subsequent invoices for future crude bulk lots shipped for manufacture of kits under Item(s) 0001 and/or 0002 shall be based on anticipated actual yields as agreed to

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by the parties. Crude bulk vaccine in excess of that required to manufacture vaccine kits for the U.S. Government under this Subcontract shall be processed and finished into vaccine kits for commercial sales under the terms of a separate commercial sales agreement between Contractor and the 1st Subcontractor.

5.     Notwithstanding any other provision of this Subcontract, except Section C, ITEM 0001, Paragraph A.4, payment for ITEMs 0001 and 0002 shall be made and be due at the earlier of: (1) thirty (30) days after the US Government makes payment to Contractor for completed kits accepted by the Government under the terms of Contractor’s Prime Contract (See Paragraph G.2) upon due performance by the Subcontractors of Subcontract ITEM(s) 0001 and 0002 and Subcontractors’ submission of proper invoices for the actual number of kitted vaccine delivered and accepted by the Contractor; or (2) on December 31, 2003 for the amounts invoiced for each lot of crude bulk vaccine, as described above, ordered under Delivery Order 0001; or (3) on December 31, 2005 for the amounts invoiced for each lot of crude bulk vaccine, as described above, ordered after Delivery Order 0001. In no event shall Subcontractor(s) be paid more under this Subcontract than the Subcontract price shown above for ITEMs 0001 and 0002 for the number of kits delivered and accepted unless the Contractor orders additional crude bulk vaccine for which it is obligated to make payment under Section C, ITEM 0001, Paragraph A.7. below.

0003 –	Kit and Component ********	********	********

0004 –	Label Vaccine/Diluent	********	********
And Re-kit after-Licensure
********

0005A –	Final Kit Assembly and	********	********
Distribution of Vaccine and
Diluent after Licensure

0005B –	Labeling, Final Kit Assembly,	********	********
and Distribution of IND
Vaccine and Diluent

** As ordered, ITEMs 0005A and 0005B combined shall not exceed ********

0006 –	Data—Not Separately Priced

0007-	Payment for Additional Services
– Payable as specified in Paragraph H.26.

	0007 A ********	********

	0007 B ********	********

*** H.26 payment for the initial 155M dose Government order under Contract 200-2002-00004.

**** H.26 payment for subsequent Government order(s) for smallpox vaccine under Section B (Items 0002 to 0006) of Contract 200-2002-00004

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Section C – Description/Specification/Work Statement (References to “TBD” shall be determined by
Mutual Agreement of the Parties)

ITEM 0001-   Manufacture of Bulk Vaccine and Partial Kit Assembly

********

1.     The 1st Subcontractor shall qualify, pursuant to mutually agreed standards, the process for infection and harvest of ACAM2000 in the 1st Subcontractor’s serum-free Vero cells in preparation for current Good Manufacturing Practices (“cGMP”) manufacture at full-scale starting in January 2002, at the facilities of Baxter ********

2.     The 1st Subcontractor shall validate its large-scale manufacturing process during large-scale production in the ******** by producing a minimum of three (3) consecutive cGMP lots at full-scale to show consistency of manufacture. ******** During this period, the 1st Subcontractor shall manufacture a minimum of four (4) additional full-scale cGMP inspection lots of vaccine to allow the FDA to inspect the complete manufacturing process. Each lot of crude bulk vaccine shall be manufactured from cGMP compliant master and production Vero cell banks so as to be acceptable to the FDA as licensable product. Between January 2002 and March 31, 2003, 1st Subcontractor shall manufacture a minimum of ******** lots of crude bulk vaccine using Vero cells ******** so as to satisfy the requirements described above, ********

3.     All crude bulk vaccine (cell harvest) delivered under this Subcontract to fulfill orders issued on or after the date of this Modification shall meet the following potency standards.

a.	Contractor shall accept the crude bulk vaccine as meeting subcontract potency requirements if the potency is ********

b.	If the potency is ********1st Subcontractor will replace the crude bulk at no cost to Contractor if necessary to satisfy US Government orders.

c.	the potency of the crude bulk vaccine is less than ******** but at least ********Contractor will formulate and purify the bulk vaccine. If the potency of the purified bulk vaccine formulated and purified is:

	a.	********Contractor will accept the crude bulk as satisfying subcontract potency requirements.
	b.	******** 1st Subcontractor will replace the crude bulk at no cost to Contractor if necessary to satisfy US Government orders.
	c.	less than ******** but at least ******** Contractor will lyophilize, fill, and finish the vaccine.

		i.	If the vaccine filled and finished under 3.c (iii) above ********Contractor will accept the crude vaccine as meeting the subcontract potency requirements. If this filled and finished vaccine is ********1st Subcontractor will replace the crude vaccine at no cost to Contractor if needed to satisfy government orders.

d.	For any crude bulk vaccine that has to be replaced based on unacceptable potency, a total of three tests shall be performed and the median of all three results shall be the one relevant for determining whether 1st Subcontractor is required to replace the crude bulk vaccine. If, for regulatory reasons, any finished lot cannot be released based on three different potency results, 1st Subcontractor shall replace the crude vaccine at no cost to Contractor if needed to satisfy Government orders. Contractor will send copies of any such potency test results to the 1st Subcontractor.

e.	1st Subcontractor will replace the crude vaccine as described above only where the purification, formulation, lyophilization and filling records show testing results, demonstrating that there is no obvious technical failure during one of these steps.

f.	For purposes of this Paragraph 3:

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i. Purify and purified shall be defined as "purification by Acambis standardized re-engineered purification process";

ii. Potency shall be determined by using potency testing as performed by Acambis using plaque forming assay in accordance with validated methodology.

4.     1st Subcontractor shall deliver to the Contractor at least ******** lots of crude bulk vaccine to enable licensure of Contractor’s manufacturing processes and sufficient additional crude bulk vaccine, if required, to enable the Contractor to manufacture the 155,000,000 finished doses initially ordered by the Government with assumed Contractor manufacturing losses of ********

5.     In addition to the quantities of crude bulk vaccine described above in Paragraph 3, 1st Subcontractor shall deliver to the Contractor enough crude bulk vaccine to meet the requirements of additional order(s) for up to 145,000,000 doses with assumed Contractor manufacturing losses of ********

6.     If the Contractor encounters greater than ******** manufacturing losses or failures in downstream processing, purification, fill, lyophilization or other manufacturing processes which are the Contractor’s responsibility under this Subcontract, the 1st Subcontractor shall provide the Contractor up to ******** additional lots of crude bulk vaccine at no increase to the Subcontract price to enable the Contractor to manufacture the vaccine ordered.

7.     Any crude bulk vaccine delivered to the Contractor that is in excess of Contractor’s needs to deliver vaccine kits to the U.S. Government under Contract No. 200-2002-00004, shall be held by Contractor and may be processed to manufacture ACAM 2000 vaccine for commercial sales under the terms of a separate commercial sales agreement to be negotiated between Contractor and the 1st Subcontractor.

8.     In the event that Contractor requires more than the additional lots of crude bulk vaccine provided for under Paragraph 5 above due to manufacturing losses that are Contractor’s responsibility, 1st Subcontractor shall furnish to the Contractor additional crude bulk vaccine, manufactured under paragraph 2 above, at the price(s) shown for ITEM 0001A above, unless Contractor requires more than a total of ********lots of crude bulk vaccine, in which case all lots in excess of ******** lots shall be sold by 1st Subcontractor to Contractor at prices to be negotiated by the parties. Notwithstanding any other provision of this Subcontract, payment for additional crude bulk vaccine ordered under the paragraph shall be made within thirty (30) days after receipt of an invoice, which shall be submitted upon receipt of crude bulk vaccine and the related Certificate of Conformance at Contractor’s facility in Canton, MA. Such payments shall be made by wire transfer and shall accrue simple interest (at the then prime rate as published by the Federal Reserve Board) from thirty (30) days after receipt of a proper invoice until the date of payment.

9.     The 1st Subcontractor shall ship ******** to ********The 1st Subcontractor shall perform Quality Control (“QC”) testing of ******** in accordance with Section J, Attachment F. The 1st Subcontractor shall provide preliminary results of ********for all crude bulk lots, including both pilot lots, by facsimile message within ******** days of shipping the crude bulk vaccine to the Contractor’s facility and a Certificate of Analysis ******** days of shipping the crude bulk vaccine. 1st Subcontractor shall also perform the QC tests on post-production cells, as specified in Section J, Attachment F, and other QC tests as may be required by the FDA for licensure with respect to the crude bulk vaccine.

10.     After purification, Contractor shall fill, lyophilize, and finish the vaccine and manufacture an equal number of vials of diluent to be furnished to the ******** Contractor shall design and manage all clinical trials and the regulatory process leading to the BLA and shall hold the license issued by the FDA for the new vaccine. The Subcontractors shall furnish batch records and other technical documentation to Contractor and assist in documenting the manufacturing process in a BLA.

11.     1st Subcontractor agrees to inform Contractor within fifteen (15) calendar days of the result of any regulatory development or change to crude bulk vaccine-specific standard operating procedures that materially affect the production of the crude bulk vaccine. 1st Subcontractor shall notify Contractor of and require written approval from Contractor for change to master batch records and crude bulk vaccine specifications prior to the production of subsequent lots of crude bulk vaccine. Contractor shall be responsible for filing any necessary notices or amendments to its BLA that reflect the changes with the FDA.

Modification 0003

12.   Contractor, as the product license holder, shall be responsible for reporting any biological product deviations to the FDA under 21 CFR 600.14 and shall bear all costs related to licensure. Subcontractor agrees to inform Contractor of any manufacturing deviations that might be reportable under 21 CFR 600.14 within ten (10) calendar days of obtaining such information.

********

 1.   The 2nd Subcontractor shall make arrangements for pick-up and shipment of unlabeled vials of diluent ********and unlabeled vials of vaccine ********as such components become available. ******** Reasonable transportation (and related security) and insurance charges incurred by 2nd Subcontractor shall be reimbursed by Contractor at actual cost. Diluent and vaccine shall be inspected upon receipt ******** with diluent stored at ********and vaccine stored at ********

2.   Contractor shall furnish the 2nd Subcontractor the original format and content of the (IND Package Insert in electronic format and shall electronically provide the 2nd Subcontractor with revised content, as updates are available. ******** The IND Package Insert shall be printed on both sides of 9” X 12” pages (or an acceptable alternative size) on thin paper and folded appropriately for insertion into a kit. Printing of the IND Package Insert is included in the subcontract price for Final Kit Assembly under ITEM 0005B. After receipt of an order under ITEM 0004 for Labeling and Re-kitting after Licensure, the 2nd Subcontractor shall reproduce the FDA approved Package Insert, the format and content of which shall be provided by Contractor, in quantities sufficient to provide 1 insert for each vial of vaccine. Printing of the FDA-approved Package Insert is included in the subcontract price for Labeling and Re-kitting under ITEM 0004.

3.   Sterile bifurcated vaccinating needles shall be provided by Contractor and at all times be owned by Contractor until accepted by the Government. ******** Reasonable transportation and insurance charges incurred by 2nd Subcontractor shall be reimbursed by the Contractor at actual cost. Following inspection, needles shall be entered into the ******** inventory and stored at ambient temperature in controlled inventory.

4.   The 2nd Subcontractor shall provide sterile 1 mL tuberculin syringes fitted with 5/8” 25 gauge needles for use in transferring the diluent to the vaccine by the end user. Each kit shall have one sterile needle and syringe. Such needles and syringes shall be packaged to maintain sterility and withstand long-term storage at ambient temperature. Following inspection, the needles and syringes shall be entered into ******** inventory and stored at ambient ******** in controlled inventory.

5.   Contractor shall furnish the 2nd Subcontractor the original format and content of the Consent Form in electronic format and shall electronically provide the 2nd Subcontractor with revised content, as updates are available. ******** The Consent Forms shall be printed on both sides of thin paper with the dimensions of approximately 5” x 7” with the thickness of the final pad dependent on the number of pages of the Consent Form. The first form is intended to be signed by the patient and will be retained by the clinic performing vaccination. The second form will be given to the patient. The costs of printing the Consent Forms while the vaccine is under an IND shall be included in the subcontract price for ITEM 0005B. After licensure of the vaccine, the 2nd Subcontractor shall reproduce the FDA-approved Consent Form for kits not previously distributed under IND at no additional charge. Printing of the approved Consent Form is included in the subcontract price for ITEM 0004.

6.   All packaging and package labels shall be at the 2nd Subcontractor’s expense, the costs of which have been included in the subcontract price for Partial Kit Assembly under ITEMs 0001B and 0002B.

C.   Partial Kit Assembly

The kit components shall be prepared ******** as follows. The 2nd Subcontractor shall use reasonable efforts to minimize the time at which vaccine and diluent are held at ambient temperature ********. Records of time required for the preparation of vaccine and diluent ******** shall be recorded.

1.   Vaccine

******** Each vaccine container shall be: (1) labeled in accordance with FDA requirements as holding IND vaccine materials stored awaiting final kit assembly; and (2) marked

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******** Each vaccine container shall also include a copy of the IND label on the inside of the container ********

2.   Diluent

******** Each diluent container shall be: (1) labeled in accordance with FDA requirements as holding IND diluent materials stored awaiting final kit assembly; and (2) marked ******** Each diluent container shall also include a copy of the IND label on the inside of the container.

3.   Part B Package

Each Part B Package shall be comprised of (one) 1 box of 100 bifurcated needles and (one) 1 sterilized needle and syringe. Each Part B Package shall be labeled. The Part B Packages shall be stored in containers holding [–TBD–] Packages each. Each container shall each be marked ********

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4.     Part C Package

The Part C Package shall be comprised of the required packaging to hold the IND Package Insert and Consent Forms, when later printed, and one (1) copy of the most recent versions of the IND Package Insert and the Consent Form to be stored in electronic format. The Part C packaging and the electronic copy of the most current IND Package Insert and consent form shall be marked ********

ITEM 0003- ********

********

********

********

2nd Subcontractor shall provide samples of vaccine and diluent to Contractor from time to time, according to a schedule to be provided by Contractor, for stability tests (performed by Contractor). Samples shall correspond to individual lots of vaccine and diluent. Samples will be shipped to Contractor’s Quality Control laboratory on dry ice at Contractor’s expense.

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G.8      ISSUANCE OF DELIVERY ORDERS (Applicable to All Subcontract ITEMs)

(a)	Orders for work to be performed by the Subcontractors under this Subcontract shall be placed by means of Delivery Orders. (See Section J, Attachment C). Delivery Orders may be issued in writing, by facsimile, or e-mail with electronic signature. (See Paragraph I.1).

(b)	Delivery Orders issued under this Subcontract shall contain, at a minimum, the following information:

	(1)	Delivery Order, Subcontract, and Prime Contract Numbers;
	(2)	Quantity of ITEM(s) Ordered;
	(3)	Unit Price;
	(4)	Extended Price; and
	(5)	Consignee Name and Address;
	(6)	Consignee contact name and telephone number.

(c)	Ordering Period:

	(1)	ITEMs 0001 and 0002: From Subcontract award until ********, or such later period as the parties may agree in writing.

	(2)	ITEMs 0003, 0004, and 0005: From Subcontract award until ********, or such later period as the parties may agree in writing.

(d)		Contractor may issue Delivery Orders at any time during the stated ordering period. The period of performance for a delivery order may extend beyond the ordering period.

(e)		Delivery Order Authority: The Contractual Officer or any individual so designated in writing by the Contractual Officer shall be the only Contractor representative authorized to place Delivery Orders under this Subcontract. The Subcontractor(s) shall not accept any Delivery Order or verbal request from any other Contractor representative or any Government personnel.

(f)		All Delivery Orders issued under this Subcontract shall be sent to the Subcontractor as follows:

(1) 1st Subcontractor:

	NAME:	********

********

with informational copy to:

********
********

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(1)	2nd Subcontractor:

	********	with informational copy to:

********

(g)	Contractor designates the following individual and agrees to make such individual available to allow Subcontractors to confirm receipt of Contractor’s Delivery Order(s) in the event that the Contractual Officer is unavailable:

********

	ADDRESS:	Acambis Inc 38 Sidney Street Cambridge, MA 02139

********

********

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